Exhibit 10.1

Addendum 1 to the “Harris-Furlong 6” Asset Purchase Agreement
September 9, 2011

RECITAL

Harris-Furlong 6 Asset Purchase Agreement dated August 9th, 2011
On August 9th, 2011, Twin Cities Technical, LLC, Irish Oil & Gas, Inc., (collectively, the “Seller”) and Ante5, Inc. (the “Buyer”) entered into an asset purchase agreement (the “Agreement”) wherein Buyer agreed to purchase from Seller certain mineral right leases approximating 636 net acres located in North Dakota.  As per the Agreement, the purchase was to be closed no later than Friday, September, 10th, 2011 (“Closing Date Deadline”).

TERMS

Extension of the Closing Date Deadline
The Seller and Buyer hereby agree that the Closing Date Deadline set forth in the Agreement shall be extended to Friday, October 7th, 2011.

Ratification of Other Terms
Except for extending the Closing Date Deadline, all other terms set forth in the Agreement remain in full, unmodified effect.

IN WITNESS WHEREOF, as of the date first set forth above (September 9, 2011), Seller and Buyer hereby agreed to the terms set forth herein.

SELLER, Irish Oil & Gas, Inc.	SELLER, Twin Cities Technical, LLC	BUYER, Ante5, Inc.

Tim Furlong, Vice President	Terry L. Harris, President	Bradley Berman, CEO
Irish Oil & Gas, Inc. Attn: Tim Furlong PO Box 2356 Bismarck, ND 58502	Twin Cities Technical, LLC Attn: Terry L. Harris P.O. Box 2323 Bismarck, ND 58502	Ante5, Inc. Attn: Bradley Berman 10275 Wayzata Blvd., Suite 310 Minnetonka, MN 55305
Telephone: (701) 751-3141	Telephone: (701) 223-4866	Telephone: (952) 426-1851

Email: tim@irishog.com	Email: tharris123@gmail.com	Email: bberman@ante5oil.com